UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 13, 2013

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters

On August 13, 2013, Magellan Health Services, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) under which it will acquire a 65% equity interest in AlphaCare Holdings, Inc., the holding company for AlphaCare of New York, Inc. (“AlphaCare”), a newly-licensed Health Maintenance Organization (“HMO”) in New York that operates a New York Managed Long-Term Care Plan (“MLTCP”) in Bronx, New York, Queens, Kings and Westchester Counties, and Medicare Plans in Bronx, New York, Queens and Kings Counties.  AlphaCare recently began enrolling MLTCP members as of August 1, 2013.  In addition, AlphaCare was selected by the New York State Department of Health (“NYSDOH”) to participate in the Fully Integrated Dual Advantage (“FIDA”) Demonstration Program in Bronx, New York, Queens and Kings Counties. AlphaCare’s participation in the FIDA program is subject to completion of a readiness review, entry into a contract for the FIDA program, and the receipt of adequate premium rates. The anticipated time period for the FIDA demonstration is April 2014 through December 2017.

The Company currently holds a 7% equity interest in AlphaCare through a previous equity investment of $2 million in preferred membership units of AlphaCare’s current holding company, AlphaCare Holdings, LLC, on May 17, 2013.  The Company also previously loaned $6 million to AlphaCare Holdings, LLC, pursuant to a promissory note (the “Note”) which was secured by a pledge of all of the outstanding stock of AlphaCare.

As part of the closing of the Stock Purchase Agreement, AlphaCare Holdings, LLC will merge with and into AlphaCare Holdings, Inc. (“AlphaCare Holdings”), a recently-formed Delaware holding corporation, and the Company’s 7% equity interest and the Note will be converted into shares of Series A Participating Preferred Stock (“Series A Preferred”) of AlphaCare Holdings. The Company will also purchase additional shares of Series A Preferred stock such that it will own 65% of the outstanding shares of AlphaCare Holdings for an aggregate acquisition price of $25.5 million, including its original $8 million investment.

The parties have also agreed that if AlphaCare requires additional capital in 2014 as it increases its membership, the Company and the other shareholder of AlphaCare Holdings will have the right to subscribe for a pro rata portion of a Series B Preferred Stock of AlphaCare Holdings, the terms and purchase price of which have been agreed upon by the parties.  The Company will also have an option to purchase the remaining portion of the AlphaCare Holdings stock at a price determined by an agreed upon formula beginning on January 1, 2017.  The current shareholder of AlphaCare also will have the right to sell its interest to Magellan or to Alpha Care Holdings beginning on January 1, 2017 at the same agreed upon formula, and will have the additional right, subject to certain operating conditions, to sell 50% of its interest in Alpha Care Holdings to Magellan or AlphaCare Holdings prior to January 1, 2017 at a price determined by a different agreed upon formula.

The Company will also enter into various service agreements with AlphaCare Holdings, on prescribed terms, to provide certain clinical and administrative services to AlphaCare.

The closing of the Stock Purchase Agreement is subject to approval of the New York State Department of Health.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: August 13, 2013	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and Chief Financial Officer